UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

 (Former Name or Former Address, if Changed Since Last Report)

Item 5.02    Appointment of Director.

On May 16, 2005, Aptimus, Inc. announced the appointment of Bob Bejan to its board of directors as an independent director. Mr. Bejan is the CEO of Optimobius, Inc., a Seattle-based digital marketing and consulting agency. Prior to founding Optimobius, Mr. Bejan spent six and a half years at Microsoft Corp. maintaining several senior positions in the Microsoft Network group and playing a central role in key aspects of monitizing MSN during that period. Prior to Microsoft, Mr. Bejan’s career includes roles as CEO of Virtual Worlds, Inc., a virtual reality entertainment company, Founder of Interfilm, LLP, an interactive motion picture studio, and Vice President of Warner Brothers Online, where he helped establish the studio’s online presence. Bejan is a director of several non-profit organizations and an advisor to Revenue Science, Inc., a privately held behavioral targeted online advertising company.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 16, 2005.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: May 17, 2005	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary